SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 6, 2012

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:

Hunter Taubman Weiss LLP
17 State Street, Floor 20
 New York, NY 10004
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Election of Directors;

Effective as of September 6, 2012, the Board of Directors of Keyuan Petrochemicals, Inc. (the “Company”), appointed Mr. Yuxin Xiang (“James”) to serve as an independent director and Chairman of the Audit Committee. The Board of Directors determined that Mr. Xiang possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605-3(2)(A) of the Marketplace Rules of The Nasdaq Stock Market LLC and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Pursuant to the director agreement with the Company, Mr. Xiang will receive a fee of $2,000 per month for the term of the agreement. The Company will also reimburse Mr. Xiang for expenses related to his or her attending meetings of the board, meetings of committees of the board, executive sessions and shareholder meetings.

Mr. Xiang is fluent in both English and Chinese and currently works as the President of CNX Consulting Inc. to provide financial reporting, asset management and capital transactions services to North American companies. He is also a director and Audit Committee member of five listed companies on the TSX and TSXV. Prior to joining CNX Consulting, Mr. Xiang served as the Chief Financial Officer of IND DairyTech Limited and the Chief Financial Officer of GobiMin Inc, both listed on the TSXV. Mr. Xiang worked in corporate finance management to a few TSX listed companies, including COM DEV International Ltd., ATS Automation Tooling Systems Inc. and CFM Corporation.

Mr. Xiang holds a Bachelor of Arts from Huazhong University of Science & Technology in China and a Masters of Business Administration from York University. Mr. Xiang is a Certified Management Accountant (Ontario) and a Certified Public Accountant (Delaware).

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Independent Director Agreement of Yuxin Xiang
99.1	Press Release dated as of September 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: September 10, 2012	By:	/s/Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer

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